UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 18, 2009
Date of report (Date of earliest event reported)

United Mortgage Trust
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

000-32409                                                      75-6493585
(Commission File Number)                                                                           (I.R.S. Employer Identification Number)

1301 Municipal Way
Grapevine, Texas 76051
(Address of Principal Executive Office) (Zip Code)

(214) 237-9305
(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

On March 18, 2009, the Board of Trustees of United Mortgage Trust (the “Company”), approved certain modifications to the Company’s Share Repurchase Plan (also known as the “Share Redemption Plan”) (the “SRP”) and its Dividend Reinvestment Plan (“DRIP”). Pursuant to the requirements of the SRP and the DRIP, on March 18, 2009, the Company sent its shareholders notice of amendment of the SRP and the DRIP, both to be effective on May 1, 2009.  The modifications consist of the following:

Modifications to the Share Repurchase Plan (SRP)

The redemption price shall be equal to the “Net Asset Value” (NAV) as of the end of the month prior to the month in which the redemption is made.  The NAV will be established by our Board of Trustees no less frequently than each calendar quarter.  For reference, at December 31, 2008 the NAV was $16.03 per share.  Under the current SRP, the redemption price is $20.00 per share.

The Company will waive the one-year holding period ordinarily required for eligibility for redemption and will redeem shares for hardship requests. A “hardship” redemption is (i) upon the request of the estate, heir or beneficiary of a deceased shareholder made within two years of the death of the shareholder; (ii) upon the disability of a shareholder or such shareholder’s need for long-term care, providing that the condition causing such disability or need for long term care was not pre-existing at the time the shareholder purchased the shares and that the request is made within 270 days after the onset of disability or the need for long term care; and (iii) in the discretion of the Board of Trustees, due to other involuntary exigent circumstances of the shareholder, such as bankruptcy, provided that  that the request is made within 270 days after of the event giving rise to such exigent circumstances. Previously, there was no hardship exemption.

Shares will be redeemed quarterly in the order that they are presented.  Any shares not redeemed in any quarter will be carried forward to the subsequent quarter unless the redemption request is withdrawn by the shareholder.  Previously, shares were redeemed monthly.

Repurchases are subject to cash availability and Trustee discretion. Previously, the SRP provided that repurchases were subject to the availability of cash from the DRIP or the Company’s credit line.

The SRP, as so modified, shall be known as the United Mortgage Trust Share Redemption Plan.

To promote fairness, shares that have been presented for redemption prior to May 1, 2009 will continue be redeemed in accordance with the SRP as now in effect on a pro rata basis at the current redemption price of $20.00 per share until May 1, 2009, the effective date of the revised SRP.  Commencing with the effective date of the revised SRP, May 1, 2009, any of those shares that have not been redeemed will be redeemed at the “Adjusted Share Price” subject to the limitation that such “grandfathered” redemptions, together with all other redemptions under the Plan, may not exceed the net proceeds of the DRIP. The “Adjusted Share Price” is equal to the original offering price of our shares ($20.00), less distributions of principal (which are distributions in excess of earnings), or such other price as may be determined by our Board of Trustees.   Provided however, in the event that NAV ever exceeds the Adjusted Share Price, the Adjusted Share Price shall be adjusted to be equal to the NAV. For reference,  the Adjusted Share Price for prior periods was:

-	For shares purchased 1997 through 2000: $18.46 per share
-	For shares purchased in 2001: $18.74
-	For shares purchased in 2002: $18.93
-	For shares purchased in 2003: $19.31
-	For shares purchased in 2004: $19.68
-	For shares purchased in 2005: $19.87
-	For shares purchased in 2006: $19.82
-	For shares purchased in 2007: $19.70
-	For shares purchased in 2008: $20.00

Modifications to the Dividend Reinvestment Plan (DRIP)

Effective May 1, 2009, our DRIP share purchase price will be set at the NAV. Previously, the share purchase price was $20,00 per share.

The entire Share Redemption Plan and Dividend Reinvestment Plan, as so revised, including a summary thereof, is attached hereto as Exhibit 99.1.

Item 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

99.1. United Mortgage Trust Share Redemption Plan and Dividend Reinvestment Plan

99.2           Shareholder Letter dated March 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                           UNITED MORTGAGE TRUST
                                                                           /S/Christine A. Griffin
                                                                           Christine A. Griffin
March 18, 2009                                                                                     President